EXHIBIT 10.4

ALTAIRNANO
PRODUCT PURCHASE AGREEMENT

This Product Purchase Agreement ("Agreement") is entered into this 4th day of August, 2009 (the "Effective Date") between Altairnano, Inc., a Nevada corporation with principal offices at 204 Edison Way, Reno, NV 89502 ("Altair") and Proterra LLC, a limited liability corporation with principal offices at 16360 Table Mountain Parkway ("Customer" or “Proterra”).  Altair and Customer may be referred to collectively as the “Parties” or individually as a “Party.”

1.	DEFINITIONS. As used herein:

"Affiliate" shall mean any person, corporation or other entity, which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person, corporation or entity.

"Customer" shall mean the legal entity set forth in the heading of this Agreement, including its employees, third party consultants, contractors, designees and Affiliates.

"Product” or “Products" shall mean any and all Altair products described in Exhibit A of this Agreement, inclusive of embedded Third Party Components including, but not limited to, hardware and firmware components, software object and scripted code, the user manuals and all accompanying materials, and including any and all future products developed and marketed for general availability by Altair including all upgrades and updates regardless of name.

"Re-Sale Products" shall mean those products that have not been developed by Altair, not embedded in Products, or otherwise marketed by Altair as a generally available offering.  Re-Sale Products may be comprised of third party products used by Customer to facilitate the building of Customer's complete solution.

"Third Party Components" shall mean any Product components provided by third party vendors to Altair for the sole purpose of being utilized as an embedded component of the Products.

2.
TERMS OF PURCHASE OF PRODUCTS.  Subject to the terms and conditions of this Agreement, Altair may offer to sell Products to Customer and Customer may purchase such Products on the terms set forth herein.

(a)  Terms and Conditions.  All purchases of Products by Customer shall be governed under and subject to the terms and conditions contained in this Agreement.

(b)    Purchase Price.  The price for Products as agreed to in an Accepted Order. Future prices are subject to change without notice and Customer shall not rely on a prior quoted price to be the same in the future unless otherwise agreed to in a signed quote between the Parties. All prices in this Agreement are stated in United States dollars (“USD”).

(c)    Order and Acceptance.   All orders for Products submitted by Customer shall be initiated by written purchase orders (including via facsimile or email attachment) sent to Altair and shall request a delivery date within one (1) year of receipt thereof (a “Purchase Order”).  Purchase Orders shall be deemed to have been accepted by Altair only upon Altair having issued written confirmation of acceptance (an "Accepted Order").  Altair shall notify Customer of the acceptance of a Purchase Order within five (5) business days of its receipt of a Purchase Order or such Purchase Order shall be deemed null and void.

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(d)    Taxes.

Domestic Customers:  Altair agrees to report and pay all taxes, and assessments imposed by any governmental agency in connection with the distribution and sale of Products to Customer including, but not limited to, any sales, use, excise and other taxes excluding taxes imposed on Altair income.  Altair will bill directly to Customer, and Customer shall pay all such costs within thirty (30) days after receipt of Altair’s invoice.  If the Customer chooses not to have Altair bill for taxes, a “Certificate of Exemption” or “Resellers Certificate” must be submitted to Altair.

International Customers: Customer agrees to report and pay all taxes, customs duties and assessments imposed by any governmental agency in connection with the distribution and sale of Products to Customer including, but not limited to, any sales, use, excise, VAT and other taxes and duties, excluding taxes imposed on Altair income.  To the extent that Altair is required by statute or regulation to collect and report taxes, duties, customs, or any other costs required by any governmental agency, whether foreign or domestic United States, such taxes, duties, customs, or any other such costs will be billed by Altair directly to Customer, and Customer shall pay all such costs within thirty (30) days after receipt of Altair’s invoice.

(e)    Terms of Purchase Orders.  All Customer Purchase Orders shall reference the applicable quote number, be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify, supplement or limit the terms and conditions of this Agreement, and any and all such modifying, supplemental or limiting terms are hereby rejected.  In the event of conflicts between anything, including but not limited to pre-printed terms and conditions, contained within Customer's Purchase Order and this Agreement, this Agreement shall take precedence as to such conflicts.

(f)    Payment.  Subject to the approval of Customer's credit worthiness by Altair, full payment for the Products, including any freight, taxes or other applicable fees for which Customer is responsible and that may be pre-paid by Altair, shall be due in full as follows unless otherwise specified in the Order Specifications:
▪	30% upon acceptance of Customer Purchase Order by Altair for modules or other products
▪	(manufacturing of product(s) not to start until payment received)
▪	70% net fifteen (15) days from the date of the earlier to occur of products being ready as of quoted shipment date or actual shipment of product(s) to Customer.

Payment shall be made by wire transfer, check, or other instrument approved by Altair, payable in U.S. Dollars.  Customer shall pay interest at the lower of the rate of one and one-half percent (1.5%) per month, or the highest legal rate, on any invoiced amount not paid when due and under such circumstances, Altair, at its option, reserves the right to revoke or suspend any previously granted terms of credit.  Altair may withhold or suspend its performance under this Agreement in the event that Customer fails to make full and timely payments of outstanding invoices.  Additionally, if Customer pays, or Altair otherwise receives, a lesser amount than the full amount provided for in any individual invoice, such payment or receipt shall not constitute or be construed other than as on account of the earliest amount due Altair.  Altair may accept any check or payment in any amount without prejudice to Altair's right to recover the balance of the amount due or to pursue any other right or remedy.  No endorsement or statement on any check or payment or in any letter accompanying any check or payment or elsewhere shall constitute or be construed as an accord or satisfaction.  Customer shall pay all of Altair costs and expenses (including reasonable attorneys' fees, costs of collection and pre and post judgment interest) to enforce and preserve Altair's rights under this Subsection 3(f).

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(g)    Shipping.  All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in Altair standard shipping cartons, marked for shipment at Customer's ship to address as set forth on and attached hereto as Exhibit C (the "Customer Information Form") or to such other address as may be directed in any Purchase Order, and shall be routed in accordance with any attached routing instructions from Customer, and delivered to Customer or its carrier agent Ex Works (Incoterms 2000) Altair manufacturing plant or warehouse, at which time title to such Products and risk of loss shall pass to Customer.  Altair shall use commercially reasonable efforts to have the Products available for shipment at the times specified either in Customer's Purchase Order or in its written acceptance of Customer's Purchase Orders, provided that in the event of conflict between any such dates, the date on Altair’s written acceptance shall control as to such conflict so long as such written acceptance has been accepted in writing by Customer within ten (10) days following receipt of Altair’s written acceptance.  If no such Customer acceptance in writing is received by Altair as described above, the Purchase Order shall be deemed null and void.  For the initial set of Purchase Orders for the Product sales identified in Exhibit A hereto a ten (10) business day grace period for late delivery shall be identified in each applicable Purchase Order.  Partial shipments may be made upon written approval of Customer.  No partial shipment of a Purchase Order shall constitute the acceptance of the entire Purchase Order, absent the written acceptance of such Purchase Order.  Unless otherwise instructed in writing by Customer, Altair shall select the carrier.  Customer shall pay all freight, insurance, and other shipping expenses, as well as the expense for any special packing as may have been requested by Customer in its written instructions to Altair.  Customer agrees that no delivery pursuant to this Agreement shall be construed as a single lot contract under the Uniform Commercial Code.  Remedies provided under a single lot contract shall not apply to any shipment made under this Agreement.

(h)    Product Changes.  Altair shall have the right, in its absolute discretion, without liability to Customer, to change the design or to discontinue the manufacture or sale of any Products covered by this Agreement.  Notwithstanding the foregoing, for those Accepted Orders in Altair's backlog, prior to any change or discontinuance of manufacture or sale, Altair will fulfill and ship either (a) those exact Products specified on Customer's Purchase Order, inclusive of Altair's quote if referenced on the Purchase Order, or (b) Products of the same or superior functionality in accordance with the fees set forth within the Accepted Order.

3.	WARRANTIES AND DISCLAIMER.

(a)    Standard Limited Warranty.  The Products purchased hereunder are subject to the Altair standard limited warranty for the Products (the "Warranty")

(b)    Express Customer Limited Warranty.  Each Product purchased hereunder is warranted against defects in material and workmanship and will substantially conform to Product documentation and published specifications for a period of three (3) years from the date of shipment of such Product to Customer so long as Customer conforms to required maintenance, operation standards and environmental requirements of the Products (such period, the "Warranty Period").  This Warranty extends only to Customer and will not extend to, nor may it be assigned to, any subsequent purchaser without the written consent of Altair; provided that Customer may use the warranty for the benefit of any customer of Customer which acquires Customer’s products which have incorporated the Products and are subject to the warranties herein.

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(c)    Exclusions.  The express Warranty set forth above is contingent upon the proper use of the Product in the application for which it was intended and will not apply to any Altair Product that has been (i) used for other than its intended use, (ii) damaged during shipping, (iii) modified or improperly maintained or repaired by a party other than Altair or its designees, or (iv) subjected to physical, environmental or electrical conditions outside of the operating parameters established by Altair for the Product. Said initial operating parameters are identified in Exhibit D hereto and are hereby incorporated by this reference. Customer hereby represents and warrants to Altair and Altair’s suppliers that it will not use or sell any Products for any of the foregoing purposes.  Without limiting the foregoing, in no event shall any Product or lot of Product that substantially conforms to the specifications therefor be deemed defective or otherwise not in compliance with the terms and conditions of this Agreement.

(d)    Limitation of Remedy.  In the event a Product fails to perform substantially as warranted, Altair's sole and exclusive liability and Customer's only remedies for breach of the foregoing Warranty shall be, at Altair's sole discretion, to repair, have repaired or replace with a functional equivalent each Product or portion thereof found to be defective, provided that:

(i)
Customer complies with the warranty procedures contained in Section 4 below and returns, at Customer’s expense, the Product that Customer considers defective for examination and testing, provided that if warranty coverage is applicable, Altair shall promptly reimburse Customer for all such costs of shipping. If warranty coverage is not applicable then Customer shall timely direct Altair to either repair the Product, return it to Customer, or dispose of the Product all at Customers expense, such expense to be paid by Customer to Altair within thirty (30) days of the invoice date therefor. If Customer fails to so direct Altair within thirty (30) days of being advised that warranty coverage does not apply, then Altair may choose any of the noted options and bill Customer for the cost thereof.

(ii)
Altair shall not be liable under this Warranty if testing and examination by Altair discloses that the Product has been modified or altered in any manner after it was originally shipped by Altair to the Customer;

(iii)
Altair shall not be liable under this Warranty if testing and examination by Altair discloses that the alleged defect in the Product does not exist or was caused by Customer or by a third person's misuse, neglect, improper installation or testing, unauthorized attempts to repair or any other cause beyond the range of intended use, or by accident, fire or other hazard;

(iv)
Altair shall not be liable under any Warranty under this Agreement with respect to any Product that is damaged as a result of being returned in a container that is not, or is not functionally similar, to the original shipping container; and

(v)
If Altair testing and examination does not disclose a defect warranted under this Agreement, Altair shall so advise Customer and Customer shall reimburse Altair for its expense in testing and examining such Product calculated at the Altair standard rate.

(e)    No Other Warranty.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 3(a) and (b), ABOVE, ALTAIR GRANTS NO, AND HEREBY SPECIFICALLY DISCLAIMS EACH AND EVERY, OTHER WARRANTY, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR ANY PURPOSE, QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR OTHERWISE WITH RESPECT THERETO.  ALTAIR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES EXTENDED TO THIRD PARTIES.

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(f)    Limitation of Liability.  IN NO EVENT SHALL ALTAIR BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, NOR WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, OR ANY OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, ARISING OUT OF OR RELATING TO THE PRODUCTS OR THIS AGREEMENT OR RESULTING FROM THE SALE OF PRODUCTS OR SERVICES BY CUSTOMER OR RESALE OR USE BY ANY CUSTOMER OR ANY TRANSFEREE OF SUCH PRODUCTS OR SERVICES.  ANY LIABILITY OF ALTAIR HEREUNDER WILL BE LIMITED IN ALL CASES TO THE AMOUNT PAID BY CUSTOMER FOR PRODUCTS.  THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  THE PARTIES ACKNOWLEDGE THAT THE FOREGOING IS A REASONABLE ALLOCATION OF RISK.

4.	WARRANTY PROCEDURE.

In the event that Customer asserts that a Product fails to perform as warranted during the Warranty Period, Customer shall notify Altair via Customer’s assigned Altair sales representative and request a “Return Material Authorization” (RMA) for the product to be returned. Altair will then reasonably question Customer to determine if a warranty claim applies, if Customer insists then Altair will  provide an RMA number to Customer without prejudice to Altair’s right to assert that no warranty coverage is required if the failure is subject to a limitation or exclusion specifically provided under the terms of Section 3 above.  Within thirty (30) days after its receipt of the RMA number, Customer shall return to Altair or its designee the rejected or asserted defective Product, freight or postage prepaid in its original shipping carton or a functionally equivalent container.  Altair reserves the right to refuse to accept any rejected or defective Product not bearing an RMA number on the outside of the carton and/or documentation accompanying the shipment such as packing slips.  If the Product is determined to be defective in accordance with Section  3 (Warranty and Disclaimer), Altair will, at its sole option and expense and in accordance with the Altair policy, either repair the Product,  have it repaired or replace the Product with a functional equivalent and ship it to Customer in accordance with Customer's instruction.  Altair will use all commercially reasonable efforts to ship the repaired or replaced Product within thirty (30) days of its receipt of such Product.  If Customer requires faster turnaround time for the Product, Altair will offer alternatives that may include charges for such expedited service.

5.	CONFIDENTIALITY.

(a)    “Confidential Information” means any information: (i) disclosed by Altair to Customer, which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked “Confidential” within thirty (30) days of such disclosure; (ii) which is otherwise deemed to be confidential by the terms of this Agreement or (iii) which by its nature or the context in which it was given should rightly be treated as confidential or proprietary information.  Notwithstanding the foregoing, Confidential Information shall exclude information that Customer can demonstrate by the Customer’s contemporaneous written records (i) was independently developed by Customer without any use of Altair’s Confidential Information or by Customer’s employees or other agents (or independent contractors hired by Customer) who have not been exposed to Altair’s Confidential Information, (ii) becomes known to Customer, without restriction, from a source other than Altair without breach of this Agreement and that had a right to disclose it, (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of Customer, or (iv) was rightfully known to Customer, without restriction, at the time of disclosure.

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(b)    Confidentiality Obligation.  Customer shall treat as confidential all of Altair’s Confidential Information and shall not use such Confidential Information benefit of itself or any third party or for any purpose except as expressly permitted under this Agreement.  Without limiting the foregoing, Customer shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of Altair’s Confidential Information. Customer shall not reverse engineer, decompile, disassemble or otherwise determine or attempt to determine any source code, algorithms, samples, device, material, chemical composition, methods or techniques embodied in any Proprietary Information or any portion thereof.

(c)    Confidentiality of Agreement.  The terms and conditions, including the existence, of this Agreement shall be treated as Altair’s Confidential Information and no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of Altair.

(d)    Compelled Disclosure.  If Customer believes that it will be compelled by a court or other authority to disclose Confidential Information of Altair, Customer shall give Altair prompt notice so that Altair may take steps to oppose such disclosure.

(e)    Remedies.  Customer agrees that, due to the unique nature of the Confidential Information, the unauthorized disclosure or use of the Confidential Information of Altair will cause irreparable harm and significant injury to Altair, the extent of which shall be difficult to ascertain and for which there shall be no adequate remedy at law.  Accordingly, Customer agrees that Altair, in addition to any other available remedies, shall have the right to seek in any court of competent jurisdiction an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Agreement, without the necessity of posting any bond or other security or having to prove substantial harm. Customer shall notify Altair in writing immediately upon Customer becoming aware of any such breach or threatened breach.  .

6.	TERM AND TERMINATION.

(a)    Term.  This Agreement shall continue in force and in perpetuity from the Effective Date, unless terminated earlier under the provisions of this Section 6.

(b)    Termination for Cause.  Either Party shall have the right to terminate this Agreement for cause upon the occurrence of any of the following events:  (i) in the event either Party fails to materially comply with any of the terms and conditions of this Agreement and such default has not been cured within thirty (30) days (or ten (10) days in the case of failure to pay amounts due hereunder) after written notice to the breaching Party; or (ii) in the event that either Party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

(c)    Termination for Convenience. Either Party may terminate this agreement at any time after twenty-four (24) months from the Effective Date provided that it has given the other Party sixty (60) days prior written notice.

(d)    Fulfillment of Orders upon Termination.  Upon termination of this Agreement for other than Customer's breach as set forth in Section 5 (b) above, Altair shall continue to fulfill Customer's Accepted Orders, provided the orders were accepted prior to termination, subject to the terms of Section 3 above.

(e)    Survival of Certain Terms.  The provisions of Sections 2(c), 2(d), 2(f), 3(c), 3(d), 3(e), 3(f), 5, 6(e), 7(b), 7(c), 7(d), 8 and 9 shall survive the termination of this Agreement for any reason.  All other rights and obligations of the Parties, except for those rights and obligations that accrued prior to termination, shall cease upon termination of this Agreement.

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7.	INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION.

(a)    Indemnity.  Altair will defend or settle, at its own expense, any claim, suit or proceeding brought against Customer to the extent it is based upon a claim that any Product under normal use sold pursuant to this Agreement infringes upon any U.S. patent issued as of the date hereof or copyright, or misappropriates any trade secret, of any third party.  As a condition precedent to such obligation, Customer agrees that it shall promptly notify Altair in writing of any such claim or action and give Altair full information and assistance in connection therewith.  Altair shall have the sole right to control the defense of any such claim or action and the sole right to settle any such claim or action.  If Customer complies with the provisions hereof, Altair will pay all damages (including reasonable attorneys’ fees) finally awarded to third parties in such action.  If a Product is, or in Altair's opinion might be, held to infringe as set forth above, Altair may, at its option replace or modify such Product so as to avoid infringement, or procure the right for Customer to continue the use and resale of such Product.  If neither of such alternatives is, in Altair's opinion, commercially reasonable, the infringing Product shall be returned to Altair and Altair's sole liability, in addition to its obligation to reimburse finally awarded damages as set forth above, shall pay to Customer such damages, losses, costs or expenses as are incurred by Customer as a result of such infringement (including attorneys’ and consultants’ fees and costs), including, without limitation, costs of replacement of the Product by a product of equivalent or better functionality. Notwithstanding any of the foregoing, Altair’s total liability to Customer therefore shall be limited to the purchase price paid by Customer to Altair for the specific Product model and version which is the subject of such claim.

(b)    Limitations.  Altair will have no liability for any claim of infringement arising or alleging to have arisen as a result of Customer's particular use or sale of a Product in combination with any items not supplied by Altair or any modification of a Product by Customer or third parties, or the failure to use the latest version of any software provided for such Product if infringement would have been avoided with such use.

(c)    Entire Liability.  THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF ALTAIR TO ANY CUSTOMER OR THIRD PARTY AND THE EXCLUSIVE REMEDY OF ANY CUSTOMER OR THIRD PARTY WITH RESPECT TO THE ALLEGED OR ACTUAL INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, INCLUDING BUT NOT LIMITED TO, PATENT, COPYRIGHT AND TRADE SECRET RIGHTS.

(d)    Customer Indemnity.  Customer shall indemnify, defend and hold Altair harmless from and against any and all claims brought by any third party, including any Affiliates of Customer and its and their distributors, resellers and customers, against Altair or Altair’s suppliers arising out of or related to the use or distribution of the Products purchased by Customer hereunder, including (i) any claim arising out of or related to any warranty made by or on behalf of Customer or its Affiliates to its customers and (ii) any use of the Products in violation of Section 3(c); provided, however, that Altair: (a) gives immediate written notice to Customer of the institution of the suit or proceedings; and (b) permits Customer through its counsel to defend the same and gives Customer all needed information, assistance and authority to enable Customer to do so.  As used herein, “Affiliate” means any entity that controls, is controlled by, or is under common control with Customer, wherein “control” means ownership of at least fifty percent (50%) of the outstanding securities or equity interest in such entity or the right to elect such entity’s board of directors or otherwise control the activities or operations of such entity.

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8.	IMPORT AND EXPORT CONTROLS.

(a)    Customer shall, at its own expense, pay all import and export licenses and permits, pay all value-added and other VATs, customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Customer.

(b)    Customer understands and acknowledges that Altair may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibits export or diversion of certain technical products to certain countries, and the U.S. Department of Transportation, which specifies under what conditions batteries can be transported from one location to another.  Customer warrants and represents to Altair that it will comply in all respects with the transport requirements, and the export and re-export restrictions set forth in the export license for every product shipped to Customer.

9.	GENERAL PROVISIONS.

(a)    Intellectual Property.  Customer acknowledges that the Products sold hereunder contain and embody trade secrets belonging to Altair and Customer shall not, nor shall it cause any third party to, reverse engineer any Products purchased hereunder.  As between Customer and Altair, Altair shall own all intellectual property and other proprietary rights in and to the Products and all accompanying documentation. Further, as of the Effective Date of this Agreement, Customer waives and releases any and all claims it may have to the Intellectual Property of the Products as such Intellectual Property exists as of the Effective Date. Altair hereby grants to Customer a non-exclusive, world-wide, non-transferable, non-sublicensable, assignable and perpetual (so long as Customer is not in breach of this Agreement) license to use the software contained in the Product for the sole purpose of supporting the Product as specified in the product documentation. Altair retains for itself all proprietary rights in and to all designs, engineering details, and other data pertaining to any Products and software.

(b)    Re-Sale Products.  From time to time, Customer may request that Altair procure for its use other equipment that may be needed in order to build and maintain Customer's complete solution.  Altair may agree to procure these Re-Sale Products for a fee negotiated with the Customer and act as a limited reseller for these products.  Customer agrees and understands that provision of these Re-Sale Products is offered as a limited resell service to the Customer and Altair disclaims and Customer hereby relieves Altair of any and all liability regarding maintenance and support obligations, warranties, express or implied, including but not limited to warranties of performance, support and maintenance, non-infringement, merchantability and fitness for a particular use regarding these products.  All warranties as may be offered by the Re-Sale Products vendor may extend directly from the vendor to the Customer but in no event does Altair accept responsibility for procuring such warranties.  Nothing in this Section 9(b) shall be construed to mean that Altair has, maintains, or will ever have, a formal partner, joint venture, or reseller relationship with any manufacturers of the Re-Sale Products.

(c)    Governing Law and Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEVADA, U.S.A, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  The federal and state courts within Washoe County, Nevada, U.S.A., shall have exclusive jurisdiction to adjudicate any dispute arising out of or related to this Agreement.  Parties hereby expressly consent to (i) the personal jurisdiction of the federal and state courts within Washoe County, Nevada, (ii) service of process being effected upon it by registered mail or commercial courier sent to the address set forth at the beginning of this Agreement, and (iii) the uncontested enforcement of a final judgment from such court in any other jurisdiction wherein Customer or any of its assets are present. The Parties specifically waive any local or international law, convention, treaty right or regulation that might provide an alternate construction or application of law.

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(d)    Compliance with Laws.  Customer shall observe and comply with all federal, state, and city laws, rules, and regulations effecting goods and services under this Agreement.  Customer shall procure and keep in full force all permits and licenses necessary to accomplish the work contemplated in this Agreement.  Likewise, Altair shall observe and comply with all federal, state, and city laws, rules, and regulations effecting goods and services under this Agreement.  Altair shall procure and keep in full force all permits and licenses necessary to accomplish the work contemplated in this Agreement. Further Customer warrants and represents to Altair that Customer is fully aware and knowledgeable  of the U.S. Department of Transportation and United Nations 3090 restriction on use of the Products, will comply with such restrictions and will advise its customers of such restrictions.

(e)    Publicity/Disclosure.  Except as required by law or as reasonably required to assert its rights hereunder, neither Party shall disclose the existence or substance of the agreements between the Parties or any terms of this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, the Parties acknowledge that each Party may desire to use the other Party’s name in press releases, product brochures and financial reports indicating the Parties’ relationship as seller and customer, and the Parties agree that each Party may use the other Party’s name once in such a manner, after which any additional uses shall be subject to the other Party's consent, which consent shall not be unreasonably withheld.

(f)    Entire Agreement.  This Agreement sets forth the entire Agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them.

(g)    Modification.  No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either Party unless mutually assented to in writing by both Parties.

(h)    No Waiver.  The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.  The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

(i)    Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other Party at the addresses set forth on Exhibit B attached hereto.

(j)    Force Majeure.  Nonperformance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of, and is not caused by the negligence of, the non-performing Party.  Notification of such condition must be made to the other Party within fifteen (15) days of occurrence.

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(k)    Assignment and Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns, except that both Parties agree that their respective rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, by operation of law, merger or otherwise, without the prior written consent of the other Party.  Notwithstanding the foregoing, Customer may assign this Agreement to any parent or subsidiary in which the Customer has a controlling interest, or Affiliate which is in existence as of the Effective Date of this Agreement, or in connection with a sale of all or substantially all of it's assets or stock, provided each such party agrees to be bound by all terms and conditions of this Agreement, and provided that the assignee is not a competitor of.  Altair may assign this Agreement to any parent or subsidiary in which it has a controlling interest, or Affiliate which is in existence as of the Effective Date of this Agreement, or in connection with a sale or transfer of all or substantially all of its assets or stock, provided each such party agrees to be bound by all terms and conditions of this Agreement.

(l)    Independent Contractor.  Any services performed by Altair during the performance of this Agreement, shall be conducted by Altair as an independent contractor and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, joint venture, or employment relationship between the Parties.

(m)    Foreign Corrupt Practices Act.  Customer shall not act in any fashion or take any action which would render Altair liable for a violation of the U.S. Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Altair in obtaining or retaining business.

(n)    Further Assurances.  Customer agrees, upon request by Altair, to promptly execute, acknowledge and deliver such further documents as are reasonably necessary to fulfill the purposes of this Agreement.

(o)    Remedies.  The remedies stated herein are in addition to all other remedies at law or in equity.

(p)    Legal Expenses.  The prevailing Party in any legal action brought by one Party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs, pre and post judgment interest, reasonable attorneys' fees and costs of collection.

(q)    Severability.  If any provision in this Agreement is found or held to be invalid or unenforceable in any respect, such unenforceability will not affect any other provisions of this Agreement.

(r)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(s)    Headings Descriptive.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(t)    Singular and Plural.  When required by the context hereof, the singular includes the plural and vice versa.

SIGNATURE PAGE IMMEDIATELY FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Altair, Inc. Product Purchase Agreement effective as of the date first set forth above.

ALTAIRNANO INC. /s/Terry M. Copeland	PROTERRA LLC /s/ Jeffery J Granato
Authorized Signature	Authorized Signature
By: Jeffery J Granato	By: Jeffery J Granato
Date: 8/4/09	Date: 8/5/09
Title: President & CEO	Title: President & CEO
Phone: *****************	Phone: ****************
Email: *****************	Email: ****************

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Exhibit A
Purchase Terms
Master Timing, Pricing & Payment Schedule:

Application	Line Description	Sales Price per Module (USD)	Quantity of Modules per Buses	Total Price (USD)	Master Agreement	Purchase Order	Initial 30% Payment	Product Availability	Remaining 70% Payment Due	Remaining 70% Payment
Burbank	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	17-Sept-09	2-Oct-09	*****
Foothill Transit – Bus1	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	16-Nov-09	1-Dec-09	*****
Altoona	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	4-Dec-09	19-Dec-09	*****
Foothill Transit – Bus 2	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	15-Dec-09	3—Dec-09	*****
Foothill Transit – Bus3	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	15-Jan-10	30-Jan-10	*****
Fort Lewis	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	15-Feb-10	2-Mar-10	*****
UN / DOT Compliant Shipping Box	xxxxx-50Ah module	*****	**	*******	05-Aug-09	06-Aug-09	*****	15-Dec-09	31-Dec-09	*****
			Total Value	898,400

Timing is based on receipt and acceptance of Master Contract by August 5, 2009, Purchase Order for all Battery Modules by August 5, 2009, receipt of 30% of above total value due as down payment in two payments, first payment of $30,000.00 USD due no later than 12:00pm PST on August 6, 2009 and second payment of $239,520.00 USD due by August 12, 2009.  Notwithstanding the above chart, remaining 70% of Purchase Order payment is due Net 15 days upon earlier to occur of Product being ready for shipment on quoted availability date or earlier shipment thereof.  Payments are to be made by wire transfer.  A Day for Day delay slippage shall apply, however timing cannot be guaranteed beyond August 12, 2009.

All payments are to be made via wire transfer per the following information:
    Bank:  ***** **** ****
                ********
                *** ** ****
                ***
Routing No.:     **********
Account No:     **********
SWIFT Code:    ***********
Account Name: ******** ***.

All modules will be FOB Altairnano’s dock in Anderson, IN.
Altairnano, Inc.
3019 Enterprise Drive
Anderson, IN 46013

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Module build timing is subject to Payment Terms being agreed to and met.

Availability Dates are as follow:
·	Burbank Bus – ** Modules *******: September 17, 2009
·	Foothill Bus 1 – ** Modules *******: November 16, 2009
·	Altoona Bus – ** Modules *******: December 4, 2009
·	Foothill Buss 2 – ** Modules *******: December 15, 2209
·	Foothill Bus 3 – ** Modules *******: January 15, 2010
·	Fort Lewis Bus – ** Modules *******: February 15, 2010

****************************:
****************************************************************************** ************************************************************************************************************************************************************* **************************************************************************** ********

Additional Notes:

·	Additional Purchase Orders will not be accepted until all payments for prior Purchase Orders are brought current.
·	Timing commitments will not be maintained if payments are delayed.
·
Proterra must timely return shipping boxes at its cost to Altair or subsequent shipments will be delayed. If shipping boxes are returned damaged or otherwise unusable, shipment of batteries will be delayed and Proterra shall be liable for cost of replacement shipping boxes. Return shipping boxes to Altair’s facility located in Anderson, IN.

    Altairnano, Inc.
    3019 Enterprise Drive
    Anderson, IN 46013

Failure to operate battery modules within Altair recommended parameters as provided with batteries will void all warranties.

***************************************************************************
*****************************************************************************
****************************************************************************** ***************************************************************************** *************************************************************************** ******************************************************************************* **********************************************.

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Exhibit B
Notices

If to Altair:	If to Customer:
Name: *************	Name: *************
Address: 204 Edison Way	Address: 16360 Table Mountain Parkway
Address (2)	Address (2):
City: Reno	City: Golden
State/Code: NV	State/Code: CO / 80403
Country: USA	Country: USA
Phone: *************	Phone: *************
Fax: ****************	Fax: ***************
Email: *******************	Email: ******************

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Exhibit C
Customer Information Form

Customer Primary Business Contact	Customer Accounts Payable Contact
Name: *************	Name: *************
Title: Business Development Director	Title: Controller
Address: 2364 Worden St.	Address: 16360 Table Mountain Parkway
Address (2):	Address (2):
City: San Diego	City: Golden
State/ZIP: CA	State/ZIP: CO / 80403
Country/Postal Code: 92107	Country/Postal Code: USA
Phone: *************	Phone: *************
Fax: *************	Fax: *************
Email: *************	Email: *************

Bill To/Ship To must be filled in:

Customer Bill To	Customer Ship To
Legal Entity Name: Proterra LLC	Name: Proterra LLC
Dept:	Dept:
Attn: *************	Attn: *************
Address: 16360 Table Mountain Parkway	Address: 16360 Table Mountain Parkway
Address (2):	Address (2):
City: Golden	City: Golden
State/ZIP: CO / 80403	State/ZIP: CO / 80403
Country/Postal Code: USA	Country/Postal Code: USA
Phone: *************	Phone: *************
Fax: *************	Fax: *************

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Exhibit D
Product Operating Parameters

• 368 volts nominal
• 288 V to 448 V operating voltage
• -40°C to +55°C operating and storage temperature
o Temperatures must be measured at the individual cell locations, not the average system temperature – This will need to be a function of the BMS
o For maximum life Altairnano recommends operating and storing the battery system at ≤+35° Celsius

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